UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: August 5, 2006
                      (Date of earliest event reported)


                            Nyer Medical Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                   Florida
               (State or other jurisdiction of incorporation)

             000-20175                              01-0469607
            (Commission                             (IRS Employer
             File Number)                           Identification No.)


            1292 Hammond Street, Bangor, Maine           04401
           (Address of principal executive offices)     (Zip Code)

                                 (207) 942-5273
                           Registrant's telephone number,
                               including area code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240. 14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

  ( ) Pre-commencement communications pursuant to Rule l3e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))








Item 1.01   Entry into a Material Definitive Agreement.

On August 9, 2006, Nyer Medical Group, Inc. (the "Company") entered into an agreement (the "Forbearance Agreement") which amends the Shareholders' Agreement(the "Shareholders' Agreement"), dated as of August 5, 1996, by and among Mark A. Dumouchel, David Dumouchel, Lucille Curry, Michael Curry, Donato Mazzola and Wayne Gunter (collectively the "Shareholders"), D.A.W., Inc. ("DAW") and F.M.T. Franchise Co., Inc. ("FMT") (DAW and FMT collectively the "Subsidiaries")and the Company (The Shareholders' Agreement is contained within the Form 10-K of the Company (as Exhibit 10.20 thereto) filed with the Securities and Exchange Commission on September 27, 2005). The Subsidiaries are owned 80% by the Company and 20% by the Shareholders.

The Shareholders' Agreement provides, among other things, for any or all of the Shareholders to have the option (the "Put Option") to require the Company to purchase any and all of their shares of the Subsidiaries in consideration for the fair market value of the shares as determined pursuant to the Shareholders' Agreement. The Put Option is triggered by the happening of certain events, one of which is the expiration of the second term of the "Employment Agreement" (as such term is used in the Shareholders' Agreement), which occurred on or about August 5, 2006.

The following is a brief description of the terms and conditions of the Forbearance Agreement that are material to the Company and the Subsidiaries, which description is qualified by reference to the full text of the Forbearance Agreement, a copy of which is set forth as
Exhibit 99.1 hereto:

Within the Forbearance Agreement:

(a) The Company acknowledges that 100% of the shares of the Subsidiaries held by each Shareholder (the "Put Shares") have been offered to the Company for purchase.

(b) The Shareholders agree to forbear from requiring the Company to immediately pay the fair market value of the Put Shares until the earlier of (i) the effectiveness of the closing of the transaction(s) among the Company, the Shareholders and the Subsidiaries with respect to the potential purchase by the Company of all of the shares held by the Shareholders in the Subsidiaries (the "Purchase"), which Purchase is not required to be, but may be accomplished by payment in full of immediately available funds, and (ii) July 15, 2007.

(c) The Company agrees to pay the following amounts to each of the Shareholders (other than Michael Curry):

    -  $3,333 per calendar month from the first business day of
    - August, 2006 until the earlier of (i) the closing of the Purchase, and (ii) December 15, 2006; and
    -  $6,667 per calendar month from and after December 16, 2006
    -  until the closing of the Purchase.

(d) DAW agrees to advance to the Company the amounts necessary to make the monthly payments noted above, which amounts will be repaid by the Company to DAW (with interest at the Applicable Federal Rate) upon the earlier of (i) the closing of the Purchase, and (ii) July 15, 2007.

(e) The Company pledges 50 shares of its holdings in DAW as collateral for the monies advanced to the Company by DAW to make the monthly payments noted above, which pledge is to be evidenced by documentation necessary to perfect the security interest in such 50 shares no later than August 16, 2006 (otherwise the forbearance noted above will be of no further force or effect).

(f) The parties to the Forbearance Agreement agreed that the fair market value of all of the shares of the Subsidiaries held by the Shareholders is $4 million. Therefore, the appraisal process set forth in the Shareholders' Agreement to determine the fair market value of the shares of the Subsidiaries to be sold by the Shareholders becomes unnecessary.

(g) The arbitration clause of the Forbearance Agreement was deleted in its entirety and replaced with a provision agreeing to jurisdiction and venue in the Business Litigation Session of the Superior Court for the Commonwealth of Massachusetts.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.


Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement.


The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.


Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1 Agreement, dated as of August 9, 2006, by and among Nyer Medical Group, Inc., Mark A. Dumouchel, David Dumouchel, Lucille Curry, Michael Curry, Donato Mazzola, Wayne Gunter, D.A.W., Inc. and F.M.T. Franchise Co., Inc.













                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    Nyer Medical Group, Inc.


 Date: August 9, 2006               By: /s/ Karen L. Wright
                                            Karen L. Wright
                                            Chief Executive Officer












































                          Exhibit Index
Exhibit No.                                 Description
   99.1                              Agreement dated August 9, 2006

AGREEMENT

       THIS AGREEMENT, entered into as of this 9 day of August, 2006, by and between Nyer Medical Group, Inc. ("Nyer"), Mark A. Dumouchel, David Dumouchel, Lucille Curry, Michael Curry, Donato Mazzola and Wayne Gunter (collectively the "Shareholders") and D.A.W., Inc. ("D.A.W.") and F.M.T. Franchise Co., Inc. ("F.M.T") (D.A.W. and F.M.T. collectively the "Companies"). For purposes of this Agreement, the Shareholders other than Michael Curry shall be referred to as the "Certain Shareholders".

       WHEREAS, Nyer, the Shareholders and the Companies entered into a Shareholders' Agreement, dated as of August 5, 1996 (as amended and/or modified the "Shareholders' Agreement"); and

       WHEREAS, Nyer has asked that the Shareholders and the Companies alter the Shareholders' Agreement with respect to Section 9 thereof (as set forth below) and the Shareholders and the Companies have agreed to so alter the Shareholders' Agreement in the manner set forth below.

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, it is agreed as follows:

1.  Put Right.

            (a) Notwithstanding the provisions of Section 9 of the Shareholders' Agreement, due to the ongoing negotiations between Nyer and the Shareholders with respect to the purchase by Nyer of the holdings of the Shareholders in each of D.A.W. and F.M.T as currently proposed or as may otherwise be agreed to in consideration for the receipt by the Shareholders of the Agreed Value (as defined below) in such manner as the Shareholders may be willing to accept (the "Purchase") ( the parties agree that payment to the Shareholders of $4 million in immediately available funds exclusive of any Payment Amounts (as defined below) would be acceptable) and in consideration of the payments described in Section 1(b) below and the agreements otherwise provided in this Agreement the Shareholders shall forebear from requiring Nyer to immediately pay the Agreed Value until the earlier of (i) the effectiveness of the closing of the transaction(s) among the parties hereto with respect to the Purchase and (ii) July 15, 2007.

       (b) Commencing with the month of August, 2006, Nyer shall pay to each of the Certain Shareholders on the first business day of each month an amount equal to $3,333 per calendar month (the "First Payment Amount") until the earlier of (i) the closing of the Purchase and (ii) December 15, 2006, and from and after December 16, 2006, Nyer shall pay to each of the Certain Shareholders an amount equal to $6,667 per calendar month (the "Second Payment Amount", with the "First Payment Amount" and the "Second Payment Amount" collectively referred to herein as the "Payment Amounts") until the closing of the Purchase. Under no circumstances shall the Payment Amounts be counted toward the payment of the Agreed Value. In connection with the Payment Amounts, D.A.W. hereby agrees to advance to Nyer the appropriate Payment Amounts each calendar month in order to allow Nyer to deliver the appropriate Payment Amounts to the Certain Shareholders. Nyer hereby directs D.A.W. to make direct payment to the Certain Shareholders as provided herein. D.A.W. shall provide Nyer with a monthly statement of monies borrowed by Nyer and paid on its behalf to the Certain Shareholders. The aggregate principal amount of the Payment Amounts will be repaid to D.A.W. by Nyer (with interest at the Applicable Federal Rate in effect on the date hereof) on the earlier of (i) the closing of the Purchase; and (ii) July 15, 2007 Nyer is simultaneously herewith pledging as security to D.A.W. 50 shares of its stock holdings in D.A.W. to assure prompt and full repayment by Nyer to D.A.W. of all monies borrowed by Nyer hereunder. Nyer shall execute and deliver to D.A.W. no later then August 16, 2006, all documents and certificates as reasonably necessary to perfect the security and as may be otherwise requested by D.A.W., otherwise the forbearance provided by the Shareholders hereunder shall be of no further force or effect. All amounts paid pursuant to this Section 1(b) will be prorated if payment is made for a period of less than one full calendar month, with the amounts being prorated based upon a 30-day month.

       (c) The "Agreed Value" (as such term is defined in Section 9(b) of the Shareholders' Agreement) is $4 million for the Shareholders' twenty percent interest in D.A.W. and F.M.T..

       (d) Effective August 5, 2006, the Put Notice (as defined in the Shareholders' Agreement) was delivered by each of the Shareholders to D.A.W., F.M.T. and Nyer in compliance with the Shareholders' Agreement. The parties have since agreed to the rights and remedies provided herein and the parties have further agreed that the Put Notice shall be deemed to have been given for the entirety of the Shareholders' stock ownership in D.A.W. and F.M.T..

       (e) Paragraph 20 of the Shareholder Agreement is hereby deleted in its entirety and replaced as follows:

       The parties agree that jurisdiction and venue for any action arising out of, related to or concerning the Shareholder Agreement as amended or modified shall be exclusively in the Business Litigation Session of the Superior Court for the Commonwealth of Massachusetts.

       2. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Shareholders' Agreement are intended or implied, and in all other respects the Shareholders' Agreement are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Agreement and the Shareholders' Agreement, the terms of this Agreement shall control. The Shareholders' Agreement and this Agreement shall be read and construed as one agreement.

       3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

       4. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the Commonwealth of Massachusetts without regard to choice of law considerations.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]


                           [CONTINUED FROM PREVIOUS PAGE]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES:  NYER:

  NYER MEDICAL GROUP, INC.


By:       /s/ Karen L. Wright
          Karen L. Wright, President


          THE SHAREHOLDERS:


/s/ Mark A. Dumochel
Mark A. Dumouchel


/s/ David Dumouchel
David Dumouchel


/s/ Lucille Curry
Lucille Curry


/s/ Michael Curry
Michael Curry


/s/ Donato Mazzola
Donato Mazzola


/s/ Wayne Gunter
Wayne Gunter


D.A.W., INC.


By: /s/ Mark A. Dumouchel
Mark A. Dumouchel, President











                           [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

F.M.T. FRANCHISE CO., INC.


By:/s/ David Dumouchel
David Dumouchel, President